LOCK-UP AGREEMENT

March 31, 2010

To:	Kore Nutrition Incorporated
200-736 Granville Street
Vancouver, BC V6Z 1G3

Ladies and Gentlemen:

Re: Kore Nutrition Incorporated

1.

Acknowledgement. The undersigned acknowledges that Kore Nutrition Incorporated (“Kore”) and Go All In, Inc. (“All In”) intend to complete a share exchange (the “Share Exchange”) whereby Kore will acquire all of the issued and outstanding shares of All In pursuant to the terms of a share exchange agreement (the “Exchange Agreement”), dated February 26, 2010, between Kore, All In and the Shareholders (as such term is defined in the Exchange Agreement).

2.

Lock-Up. In consideration of the benefit that the Share Exchange will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that, during the period beginning from the date of the closing of the Exchange Agreement (the “Closing Date”) and ending the date which is 15 months from the Closing Date (the “Lock-Up Period”), the undersigned shall not, directly or indirectly, offer, sell, assign, pledge, contract to sell, grant or sell any option to purchase, make any short sale, enter into any other agreement to dispose of (or publicly announce any intention to do any of the foregoing), any of the common shares of Kore which the undersigned acquired as consideration for tendering its common shares of All In in connection with the closing of the Exchange Agreement, whether owned, directly or indirectly, by the undersigned, or under control or direction of the undersigned, or with respect to which the undersigned has beneficial ownership (collectively, the “Locked-Up Securities”). In the event that any stock options are issued to the undersigned during the term of this Agreement, such stock options will also become subject to the terms and conditions of this Agreement will be deemed to be Locked-Up Securities.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to, or reasonably expected to lead to, or result in, a sale or disposition of the Locked-Up Securities, even if such Locked-Up Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Locked-Up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Locked-Up Securities.

3.

Title to Locked-Up Securities. The undersigned represents and warrants that it now has, and, except as contemplated above, for the duration of this Lock-Up Agreement, will have, good and marketable title to the Locked-Up Securities.

4.

Termination. This Agreement may be terminated by mutual written consent of the parties hereto. If not so terminated, this agreement shall terminate one calendar day following the date that is fifteen months following the Closing Date.

5.

Public Disclosure. The undersigned agrees not to make any public disclosure or announcement of, or pertaining to, this Agreement, the Exchange Agreement or the Share Exchange without the prior written consent of Kore, except as required by law.

6.

Damages. The undersigned recognizes and acknowledges that this agreement is an integral part of the Share Exchange and that a breach by the undersigned of any covenants or other commitments contained in this Agreement will cause the other party to sustain injury for which it may not have an adequate remedy at law for money damages. Therefore, the undersigned agrees that in the event of any such breach, Kore shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the undersigned agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

7.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and any applicable federal laws of Canada, without regard to conflict of laws principles.

8.

Facsimile. Kore and the undersigned shall be entitled to rely on delivery of a facsimile copy hereof which shall be legally effective to create a valid and binding agreement of the undersigned and Kore in accordance with the terms hereof.

9.

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement

10.	Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties pertaining to the lock-up of the Locked-Up Securities contemplated by this Agreement.

SIGNED, SEALED AND DELIVERED BY	)
<>[INSERT NAME OF SHAREHOLDER]	)
in the presence of:	)
)
)
Witness	)	<>[INSERT NAME OF SHAREHOLDER]
)

Number of Locked-Up Securities subject to this Agreement

The foregoing is agreed to and accepted this 31day of March, 2010:

KORE NUTRITION INCORPORATED

By:
Authorized Signatory